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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549


                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1937


                                 Sohu.com Inc.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


               Delaware                                   98-0204667
----------------------------------------  --------------------------------------
(State of Incorporation or Organization)               (I.R.S. Employer
                                                      Identification no.)

       7 Jianguomen Nei Avenue
         Suite 1519, Tower 2
    Bright China Chang An Building
            Beijing 100005
      People's Republic of China
----------------------------------------  --------------------------------------
(Address of Principal Executive Office)                   (Zip Code)


If this form relates to the registration  If this form relates to the
of a class of securities pursuant to      registration of a class of securities
Section 12(b) of the Exchange Act and     pursuant to Section 12(g) of the
is effective pursuant to General          Exchange Act and is effective pursuant
Instruction A.(c), please check the       to General Instruction A. (d), please
following box.  [_]                       check the following box.  [X]


Securities Act registration statement file number to which
this form relates:                                                333-96137
                                                             -------------------
                                                               (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

          Title of Each Class                 Name of Each Exchange on Which
          to be so Registered                 Each Class is to be Registered
          -------------------                 ------------------------------
                 None


Securities to be registered pursuant to Section 12(g) if the Act:

                   Common Stock, par value $0.001 per share
--------------------------------------------------------------------------------
                               (Title of Class)
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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     For a description of the securities to be registered hereunder, reference is made to the information set forth under the heading "Description of Capital Stock" contained in the Registrant's Registration Statement on Form S-1, File No. 333-96137 (the "Form S-1"), as filed with the Securities and Exchange Commission on February 4, 2000, as amended, which information is hereby incorporated by reference.


ITEM 2.  EXHIBITS.

     The following exhibits to this Registration Statement have been filed as exhibits to the Form S-1 and are hereby incorporated herein by reference.


EXHIBIT NO.                           DESCRIPTION
-----------                           -----------

     1. Fifth Amended and Restated Certificate of Incorporation of Sohu.com Inc., as filed with the Delaware Secretary of State on June 22, 2000, incorporated by reference to Exhibit 3.1 of the Form S-1.

     2. Bylaws of Sohu.com Inc., incorporated by reference to Exhibit 3.2 of the Form S-1.

     3. Form of Sixth Amended and Restated Certificate of Incorporation of Sohu.com Inc., to be effective upon the closing of the offering, incorporated by reference to Exhibit 3.3 of the Form S-1.

     4. Amended and Restated Bylaws of Sohu.com Inc., to be effective upon the closing of the offering, incorporated by reference to Exhibit 3.4 of the Form S-1.

     5. Series B Preferred Stock Purchase Agreement, incorporated by reference to Exhibit 10.5 of the Form S-1.

     6. Series B-1 Preferred Stock Purchase Agreement, incorporated by reference to Exhibit 10.6 of the Form S-1.

     7. Series C Preferred Stock Purchase Agreement, incorporated by reference to Exhibit 10.7 of the Form S-1.

     8. Series D Preferred Stock Purchase Agreement, incorporated by reference to Exhibit 10.8 of the Form S-1.

     9. Second Amended and Restated Stockholders' Voting Agreement, incorporated by reference to Exhibit 10.9 of the Form S-1.

     10. Third Amended and Restated Investor Rights Agreement, incorporated by reference to Exhibit 10.10 of the Form S-1.
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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                         SOHU.COM INC.
                                         (Registrant)


Date:  July 7, 2000                      By:    /s/ Thomas Gurnee
                                              ----------------------------------
                                              Thomas Gurnee
                                              Senior Vice President, Finance
                                              and Chief Financial Officer